UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 24, 2017

MAGELLAN HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4800 N. SCOTTSDALE RD, SUITE 4400
SCOTTSDALE, ARIZONA	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 572-6050

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.03 Amendment of Articles of Incorporations or Bylaws; Change in Fiscal Year.

As disclosed in Item 5.07 below, on May 24, 2017, the shareholders of Magellan Health, Inc. (the “Company”) approved amendments to the Company’s amended and restated certificate of incorporation (as approved by shareholders, the “Second Amended and Restated Certificate of Incorporation”) in order to declassify the Company’s board of directors and provide that directors shall be elected for one-year terms after a transition period. The amendments also remove a number of obsolete provisions relating primarily to a class of capital stock that is no longer outstanding or issuable. The Second Amended and Restated Certificate of Incorporation was previously approved by the board of directors, subject to shareholder approval, and became effective upon filing with the Delaware Secretary of State on May 25, 2017.

On May 24, 2017, the board of directors amended and restated the Company’s bylaws (as amended and restated, the “Bylaws”), effective upon the filing of the Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The amendments consist of conforming changes to reflect the declassification of the board of directors and the removal of obsolete provisions relating to a class of capital stock no longer outstanding or issuable.

Copies of the Second Amended and Restated Certificate of Incorporation and the Bylaws are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing descriptions of the Second Amended and Restated Certificate of Incorporation and the Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation and the Bylaws.

Item 5.07 Submission of  Matters to a  Vote of  Security  Holders.

The annual meeting of shareholders of the Company (the “Meeting”) was held on May 24, 2017, in connection with which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934. At the close of business on March 31, 2017, the record date for the Meeting, 23,717,121 shares of the Company’s common stock were issued, outstanding and entitled to vote. At the Meeting, 22,066,924 shares of the Company’s common stock were represented in person or by proxy. Four proposals were scheduled and noted to be acted upon at the Meeting: (i) to elect four directors to serve until the 2020 annual meeting (“Proposal Number One”); (ii) to approve, in an advisory vote, the compensation of the Company’s named executive officers (“Proposal Number Two”); (iii) to approve the Company’s Second Amended and Restated Certificate of Incorporation to declassify the Company’s board of directors and to delete obsolete provisions (“Proposal Number Three”), and (iv) to ratify the appointment of Ernst & Young LLP as the Company’s independent accountants for fiscal year 2017 (“Proposal Number Four”).

At the Meeting, four directors, William J. McBride, Perry G. Fine, M.D., John O. Agwunobi, M.D., and G. Scott MacKenzie, were nominated for election to serve three year terms until the Company’s 2020 annual meeting, or until the election and qualification of their successors were elected. The vote with respect to each such nominee was as follows:

Nominee	For	Withheld	Broker Non-Votes
William J. McBride	20,835,243	79,640	1,152,041
Perry G. Fine, M.D.	20,856,715	58,168	1,152,041
John O. Agwunobi, M.D.	20,882,804	32,079	1,152,041
G. Scott MacKenzie	20,881,313	33,570	1,152,041

Other directors whose terms of office continued after the Meeting are: Barry M. Smith, Michael S. Diament, Mary F. Sammons, Eran Broshy and Kay Coles James.

Proposal Number Two was adopted with 20,550,327 shares voted for, 353,614 shares voted against, 10,942 shares abstaining and 1,152,041 broker non-votes.

Proposal Number Three was adopted with 20,904,908 shares voted for, 6,386 shares voted against, 3,589 shares abstaining and 1,152,041 broker non-votes.

Proposal Number Four was adopted with 21,986,240 shares voted for, 79,157 shares voted against and 1,527 shares abstaining.

Item 9.01 Financial  Statements and  Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation of the Company, as amended and restated on May 25, 2017.

3.2	Bylaws of the Company as amended and restated on May 24, 2017.

.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.

Date: May 25, 2017	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation of the Company, as amended and restated on May 25, 2017.

3.2	Bylaws of the Company as amended and restated on May 24, 2017.